EXHIBIT 99.1

EQM Technologies & Energy, Inc. ANNOUNCEs First QUARTER RESULTS

FIRST QUARTER RESULTS IMPACTED BY THE FEDERAL BUDGET SEQUESTER

Cincinnati, OH, May 16, 2013 – EQM Technologies & Energy, Inc. (OTCQB: EQTE) (“EQM”), a leading provider of environmental services to government and commercial businesses, today announced results for the first quarter ended March 31, 2013.

Revenue from continuing operations for the quarter ended March 31, 2013 was $7.9 million compared to $12.0 million for the first quarter of the prior year. Operating loss from continuing operations for the first quarter was $1.1 million compared to an operating loss from continuing operations of $0.3 million for the first quarter of 2012. Net loss for the first quarter was $1.4 million, or $0.03 per share, compared to a net profit of $0.4 million, or $0.01 per share, for the first quarter of 2012. EBITDA from continuing operations (earnings before discontinued operations, interest, taxes, depreciation and amortization) for the first quarter of 2013 was negative $0.7 million compared to positive $0.9 million in 2012. Adjusted EBITDA from continuing operations (earnings after EBITDA and before the change in the fair value of derivative liabilities) for the first quarter of 2013 was negative $0.7 million compared to negative $0.1 million in 2012.

During the three months ended March 31, 2013, the EPA delayed the funding and authorization of work under our existing contracts due in large part to cuts in spending under the federal budget sequester. These delays negatively impacted our revenues and profits for the first quarter. EQM’s management team has been in contact with the contracting officers and project officers at the EPA and it is our understanding that the funding of ongoing work and the start of new work that was delayed from the first quarter of 2013 is being shifted to the second or third quarter of 2013, although we cannot provide any assurance that the EPA will resume the funding and authorization of our work on that schedule or at any other time.

“We have already redeployed our resources where our EPA work was delayed. It is our highest priority to work with the EPA to catch up this work,” said James E. Wendle, President and Chief Operating Officer of EQM. “We believe that demand continues to be strong in both the government and commercial sectors and we remain optimistic about realizing our dual goals of getting our EPA business back on track and profitably growing our business through leveraging existing customers and selected acquisitions,” said Wendle.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA from continuing operations and Adjusted EBITDA from continuing operations, which are non-GAAP measures. EBITDA from continuing operations is determined by taking net loss and adding back the income (loss) from discontinued operations, amortization of intangible assets, depreciation and amortization of property and equipment and interest expense. Adjusted EBITDA from continuing operations further eliminates the impact of the change in fair value of derivative liabilities. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors by providing more focused measures of operating results. These metrics are an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation to the comparable GAAP measure is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

EQM Technologies & Energy, Inc.

EQM, based in Cincinnati, OH, is a leading provider of environmental services - consulting & engineering, clean technology, and remediation & construction management - to the public and industrial sectors, with approximately 205 employees and satellite offices and operations in 11 states.  EQM has longstanding relationships and multi-year contracts with numerous federal agencies, including the EPA and the Department of Defense (including the Air Force Center for Engineering & Environment, Naval Facilities Engineering Command, and the Army Corps of Engineers), as well as private sector clients across numerous industries.  For more information, please visit www.eqm.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. To the extent the content of this press release includes forward-looking statements; they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties are described in greater detail in EQM‘s filings with the Securities and Exchange Commission. EQM is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact

EQM Technologies & Energy, Inc.

Robert Galvin, 800-229-7495 or 513-742-7219

Chief Financial Officer

Fax: 513-825-7495

rgalvin@eqm.com

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	As of
	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$953,527	$42,219
Accounts receivable, net	4,415,712	9,994,407
Cost and estimated earnings in excess of billings on uncompleted contracts, net	3,192,810	5,480,206
Prepaid expenses and other current assets	380,347	460,218
Deferred income taxes	1,688,833	1,976,823
Current assets of discontinued operations	40,739	600,898

Total current assets	10,671,968	18,554,771

Property and equipment, net	697,489	773,095
Intangible assets, net	4,344,416	4,491,443
Goodwill	2,762,083	2,762,083
Other assets	1,145,511	850,309
Other assets of discontinued operations	4,974	4,250,777

Total assets	$19,626,441	$31,682,478

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	As of
	March 31, 2013	December 31, 2012
	(unaudited)
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$5,088,705	$9,341,047
Accrued expenses and other current liabilities	2,844,700	4,501,441
Billings in excess of costs and estimated earnings on uncompleted contracts	151,014	244,226
Loan agreement	2,557,123	4,910,773
Current portion of capitalized lease obligations	33,735	45,209
Derivative liabilities	34,398	81,663
Current liabilities of discontinued operations	567,149	1,160,142

Total current liabilities	11,276,824	20,284,501

Long-term liabilities:
Notes payable	250,000	250,000
Convertible promissory notes, net	4,521,037	6,073,087
Capitalized lease obligations, less current portion	12,170	10,715
Deferred income taxes	1,080,265	1,246,257
Deferred rent	116,907	126,971

Total long-term liabilities	5,980,379	7,707,030

Total liabilities	17,257,203	27,991,531

Commitments and contingencies

Redeemable preferred stock, $0.001 par value, 5,000,000 shares authorized:
Series A Convertible Preferred stock, 952,381 shares designated,
952,381 shares issued and outstanding at March 31, 2013 and December 31, 2012
at stated value; liquidation preference of $3,000,000	3,000,000	3,000,000

Stockholders' (deficit) equity:
Common stock, $0.001 par value, 70,000,000 shares authorized;
41,473,570 shares issued and outstanding at March 31, 2013 and
December 31, 2012	41,474	41,474
Additional paid-in capital	7,529,981	7,482,615
Accumulated deficit	(8,202,217)	(6,833,142)

Total stockholders' (deficit) equity	(630,762)	690,947

Total liabilities, redeemable preferred stock and stockholders' (deficit) equity	$19,626,441	$31,682,478

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,
	2013	2012

Revenues	$7,928,621	$11,959,055

Cost of revenues	5,474,856	9,256,072
Gross profit	2,453,765	2,702,983

Operating expenses:
Selling, general and administrative expenses	3,195,946	2,785,386
Depreciation and amortization	342,790	221,209
Total operating expenses	3,538,736	3,006,595

Operating loss	(1,084,971)	(303,612)

Other (expense) income:
Change in fair value of derivative liabilities	47,882	997,514
Interest expense	(306,042)	(311,537)
Other income	300	—
Other (expense) income, net	(257,860)	685,977

(Loss) income from continuing operations before income taxes	(1,342,831)	382,365

Income tax (benefit) expense from continuing operations	(38,875)	18,366

(Loss) income from continuing operations	(1,303,956)	363,999
Discontinued Operations:
(Loss) income from discontinued operations, net of tax	(385,994)	72,124
Gain on disposal of Biodiesel Production Facility, net of tax	320,875	—
(Loss) income from discontinued operations, net of tax	(65,119)	72,124

Net loss	$(1,369,075)	$436,123

Basic and diluted net (loss) income per share:
Continuing operations	$(0.03)	$0.01
Discontinued operations, net of tax	—	—

Net (loss) income per common share	$(0.03)	$0.01

Weighted average number of common shares outstanding -
basic and diluted	40,650,387	36,001,456

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(unaudited)

	For the Three Months Ended March 31,
	2013	2012

EBITDA from continuing operations

Net (loss) income (GAAP)	$(1,369,075)	$436,123
Add back the items:
Loss (income) from discontinued operations	65,119	(72,124)
Depreciation and amortization	342,790	221,209
Interest expense	306,042	311,537
Income tax (benefit) expense	(38,875)	18,366
EBITDA from continuing operations	(693,999)	915,111
Change in fair value of derivative liabilities	(47,882)	(997,574)

Adjusted EBITDA from continuing operations	$(741,881)	$(82,403)